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                                                        EXHIBIT 5



                                 July 11, 1994



The E.W. Scripps Company
312 Walnut Street, Suite 2800
Cincinnati, Ohio  45202

         Re: Registration Statement on Form S-4 with respect to 4,952,782 shares of Class A Common Stock
                 ------------------------------------------------------------

Dear Sirs:

         We have acted as counsel to The E.W. Scripps Company, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement") being filed this date under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act up to 4,952,782 shares of Class A Common Stock, $.01 par value ("Common Shares"), of the Company issuable in connection with the merger of Scripps Howard Broadcasting Company, an Ohio corporation ("SHB") into SHB Merger Corporation, an Ohio corporation and a wholly owned subsidiary of the Company ("Mergerco").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion including, without limitation, the Agreement and Plan of Merger dated May 4, 1994 (the "Merger Agreement"), by and among Mergerco, SHB and the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Shares have been duly and validly authorized and, when issued in accordance with the terms and conditions of the Merger Agreement and in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.
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The E.W. Scripps Company
July 11, 1994
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement.

                                                   Very truly yours,



                                                   Baker & Hostetler

WA0232:99163:94001:SUB:WA-19.LTR